Exhibit 8.1

March 8, 2022

Comera Life Sciences Holdings,

Inc. 12 Gill Street

Suite 4650

Woburn, Massachusetts 01801

Ladies and Gentlemen:

We have acted as counsel to Comera Life Sciences Holdings, Inc., a Delaware corporation (“Holdco”), and OTR Acquisition Corp., a Delaware corporation (“OTR”), in connection with the Business Combination (as defined below).

On January 31, 2022, Holdco, CLS Sub Merger 1 Corp., a Delaware corporation and newly formed, wholly-owned subsidiary of Holdco (“Comera Merger Sub”), CLS Sub Merger 2 Corp., a Delaware corporation and newly formed, wholly-owned subsidiary of Holdco (“OTR Merger Sub”), OTR and Comera Life Sciences, Inc., a Delaware corporation (“Comera”), entered into a Business Combination Agreement (as it may be amended and/or restated from time to time, the “Business Combination Agreement”). If the Business Combination Agreement and the transactions contemplated thereby are adopted and approved by OTR’s stockholders, and the business combination is subsequently completed, (i) Comera Merger Sub will be merged with and into Comera, with Comera surviving such merger as a direct wholly-owned subsidiary of Holdco and (ii) OTR Merger Sub will be merged with and into OTR, with OTR surviving such merger as a direct wholly-owned subsidiary of Holdco (collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”).

Holdco has requested that we render our opinion as to certain tax matters relating to the Business Combination and the exercise by current beneficial owners of OTR common stock of their redemption rights in connection with the Business Combination (the “Redemptions”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”), relating to the registration by Holdco of its common stock to be issued in connection with the Business Combination, filed by Holdco with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the SEC promulgated thereunder (the “Rules”). Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Business Combination Agreement and such other agreements and documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and by-laws or the laws of such party’s jurisdiction of organization, (iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms. In rendering our opinion, we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

March 8, 2022

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Business Combination, the Redemptions or any of the transactions related thereto, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth under the caption “Material U.S. Federal Income Tax Considerations” in the Registration Statement, insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the Redemptions to the beneficial owners of OTR common stock that exercise their redemption rights and the Business Combination to the beneficial owners of OTR common stock and OTR warrants that receive Holdco common stock and Holdco warrants, respectively, therefore.

We hereby consent to use of this opinion as an exhibit to the Registration Statement, to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement and to the discussion of this opinion in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or the Rules.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Business Combination Agreement or the Registration Statement other than the opinion set forth above. No opinion should be inferred as to the tax consequences of the Business Combination under any state, local or foreign law, or with respect to other areas of United States federal taxation. For the avoidance of doubt, we do not express any opinion herein concerning the United States federal income tax consequences of the Business Combination to the holders of Comera common stock. We do not express any opinion herein concerning any law other than the federal law of the United States.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP